UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐    Soliciting Material Pursuant to §240.14a‑11(c) or §240.14a‑2
COMSCORE, INC.

(Name of Registrant as Specified In Its Charter)

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Explanatory Note:

comScore, Inc. (the “Company”) prepared the attached written materials to accompany oral discussions to be held with certain stockholders relating to the Company’s proposal to approve on an advisory basis the compensation awarded to its named executive officers in 2014, which proposal is to be voted on at the Company’s 2015 Annual Meeting of Stockholders to be held on July 21, 2015.

The Company encourages all stockholders to review the proxy statement made available on June 8, 2015 relating to such meeting.

Additional Materials:

For info about the proprietary technology used in comScore products, refer to http://comscore.com/About_comScore/Patents comScore 2014 Executive Compensation William Henderson, Chairman, Compensation Committee July, 2015

© comScore, Inc. Proprietary. 2 Background

© comScore, Inc. Proprietary. 3 Corporate Financial Performance has been Strong

© comScore, Inc. Proprietary. 4 18-month Stock Price Growth Validates Compensation Program

© comScore, Inc. Proprietary. 5 Market Based Awards Established to Promote Further Aggressive Growth

© comScore, Inc. Proprietary. 6 Other Stats

© comScore, Inc. Proprietary. 7 Our Request Today

© comScore, Inc. Proprietary. 8 Questions